Exhibit 4.3

ASPHALT PAVING INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Asphalt Paving International, Inc. a Florida corporation (the "Company"), hereby grants to Phillip G. Cook the right to purchase, at any time from ______, 2002 until 5:00 P.M., New York City time, on ________, 2004, up to _______ fully paid and non-assessable shares of the Company's Common Stock, par value $.001 per share ("Common Stock").

This Warrant is exercisable at a price of  $______ per share of Common Stock issuable hereunder (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 5 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Purchase Price (as hereinafter defined) for the shares of Common Stock purchased, at the Company's principal executive offices (presently located at 10125 W. Colonial Dr., Suite 212, Ocoee, Florida 34761) the registered holder of the Warrant ("holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

1.

Exercise of Warrant.  The purchase rights represented by this Warrant are exercisable at the option of the holder, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2.

 Issuance of Stock Certificates. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 3 and 5 hereof) be issued in the name of, or in such names as may be directed by, the holder; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of such certificate in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

3.

Restriction on Transfer of Warrant. The holder of this Warrant, by his acceptance hereof, covenants and agrees that he will not sell, transfer or otherwise dispose of the shares issuable upon exercise thereof except in compliance with the requirements of the Act, including Regulation S promulgated thereunder, and except as permitted by the Act, will not engage in any hedging transactions with respect to such shares. If such holder is a U.S. person as defined in Regulation S, the holder covenants and agrees that this Warrant, and the shares issuable upon its exercise, are or will be acquired for investment and not with a view to distribution thereof.

4.

Price. The initial purchase price shall be $_______ per share of Common Stock. The adjusted purchase price shall result from time to time from any and all adjustments of the initial purchase price in accordance with the provisions of Section 5 hereof. The term "Purchase Price" herein shall mean the initial purchase price or the adjusted purchase price, as the context may require.

5.

Adjustments of Purchase Price and Number of Shares.

(a)

Computation of Adjusted Price. Except as hereinafter provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances or sales referred to in Section 5(e) hereof), including shares held in the Company's treasury, for a consideration per share less than the Purchase Price in effect immediately prior to the issuance or sale of such shares, or without consideration, then forthwith upon such issuance or sale the Purchase Price shall (until another such issuance or sale) be reduced to a price (calculated to the nearest full cent) determined by dividing (A) an amount equal to the sum of (X) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale, multiplied by the Purchase Price in effect immediately prior to such issuance or sale, plus, (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Purchase Price be adjusted pursuant to this computation to an amount in excess of the Purchase Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided in Section 5(c) hereof.

For the purposes of any computation to be made in accordance with this Section 5(a), the following provisions shall be applicable:

(i)

In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

(ii)

In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, or on the exercise of options, rights or warrants or on the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

(iii)

 Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(iv)

The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in this Section 5(a).

(v)

The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities

(b)

Options, Rights, Warrants and Convertible and Exchangeable Securities. In case the Company shall at any time after the date hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 5(a) hereof, provided that:

(i)

The aggregate maximum number of shares of Common Stock issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of this Warrant), if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this Section 5(b)(i) (and for the purposes of Section 5(a)(v) hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Purchase Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

(ii)

If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in this Section 5(b) or in the price per share at which the securities referred to in Section 5(b) are convertible or exchangeable, such options, rights, or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

(c)

Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Purchase Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

(d)

Adjustment in Number of Shares. Upon each adjustment of the Purchase Price pursuant to the provisions of this Section 5, the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted to the nearest full share by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Purchase Price.

(e)

Reclassification, Consolidation, Merger, Etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the holder of this Warrant shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property which would have been received upon such reclassification, change, consolidation, merger, sale or conveyance if such holder had exercised this Warrant immediately prior to such transaction, at a price equal to the product of (x) the number of shares issuable upon exercise of this Warrant and (y) the Purchase Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance.

(f)

No Adjustment of Purchase Price in Certain Cases. No adjustment of the Purchase Price shall be made:

(i)

Upon the issuance or sale of this Warrant or the shares of Common Stock issuable upon the exercise thereof; or

(ii)

Upon the issuance or sale of shares of Common Stock upon the exercise of options, rights or warrants, or upon the conversion or exchange of convertible or exchangeable securities, in any case where the purchase price was adjusted at the time of issuance of such options, rights or warrants, or convertible or exchangeable securities, as contemplated by Section 5(b) hereof; or

(iii)

Upon the exercise of any outstanding warrants, options or securities convertible into Common Stock issued, granted or created prior to the original date of issuance of this Warrant (the “Original Issuance Date”); or

(iv)

If the amount of the adjustment shall be less than 5 cents ($.05) per share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 5 cents ($.05) per share.

(v)

Upon the issuance or becoming issuable of shares of Common Stock pursuant to the antidilution provisions contained in any of the Company's securities.

6.

Exchange and Replacement of Warrant. This Warrant is exchangeable without expense, upon the surrender hereof by the registered holder at the principal executive office of the Company, for a new Warrant of like tenor and date representing in the aggregate the right to purchase the same number of shares as are purchasable hereunder in such denominations as shall be designated by the registered holder hereof at the time of such surrender.

Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

7.

Elimination of Fractional Interests. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated.

8.

Reservation and Listing of Shares. The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Purchase Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable, provided that the Purchase Price per share shall equal or exceed the par value of the Common Stock. As long as the Warrant shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrant to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock may then be listed.

9.

Notices to Warrant Holders. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrant and prior to its exercise, any of the following events shall occur:

(a)

The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

(b)

The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

(c)

A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

10.

Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

(a)

If to the registered holder of this Warrant, to the address of such holder as shown on the books of the Company; or

(b)

If to the Company, to the address set forth on the first page of this Warrant.

11.

Successors.

All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

12.

Headings.

The Section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

13.

Law Governing.

This Warrant is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York.

WITNESS the seal of the Company and the signature of its duly authorized President.

Asphalt Paving International, Inc.

By:

________________________________

_________________, President

Attest:

______________________________________

_________________

#

SUBSCRIPTION FORM

(To be Executed by the Registered Holder in order to Exercise the Warrant)

The undersigned hereby irrevocably elects to exercise the right to purchase _______ shares of Common Stock covered by this Warrant according to the conditions hereof and herewith makes payment of the Purchase Price of such shares in full.

______________________________

Signature

Address

______________________________

______________________________

Dated: ________________________

#